UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2017

POSITIVEID CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33297	06-1637809
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification Number)

1690 South Congress Avenue, Suite 201

Delray Beach, Florida 33445

(Address of principal executive offices) (zip code)

(561) 805-8000

(Registrant’s telephone number, including area code)

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Cautionary Note on Forward-Looking Statements

This Current Report on Form 8-K (this “Report”) and any related statements of representatives and partners of the Company contain, or may contain, among other things, certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission (the “SEC”). Actual results may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control). The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Item 1.01 Entry into a Material Definitive Agreement.

On May 22, 2017, PositiveID Corporation (the “Company”) entered into a Securities Purchase Agreement (“Essex SPA”) with Essex Global Investment Corp. (“Essex”) for the purchase of a Convertible Redeemable Note in the aggregate principal amount of $50,000 (the “Essex Note”). The Essex Note has been funded, with the Company receiving $45,000 of net proceeds (net of legal fees and original issue discount). The Essex Note bears an interest rate of 10%, and is due and payable on May 22, 2018. The Essex Note may be converted by the Investor at any time into shares of Company’s common stock (as determined in the Essex Note) at a price equal to 65% of the lowest closing bid price of the common stock as reported on the OTC Link ATS owned by OTC Markets Group for the 20 prior trading days including the day upon which a notice of conversion is received by the Company.

On May 23, 2017, the Company entered into a Securities Purchase Agreement (“PowerUp SPA”) with PowerUp Lending Group Ltd. (“PowerUp”) for the purchase of a Convertible Promissory Note in the aggregate principal amount of $53,000 (the “PowerUp Note”). The Power Up Note has been funded, with the Company receiving $50,000 of net proceeds (net of fees). The PowerUp Note bears an interest rate of 8%, and is due and payable on May 23, 2018. The PowerUp Note may be converted by the Investor at any time into shares of Company’s common stock (as determined in the PowerUp Note) at a price equal to 65% of the average of the lowest five closing bid prices of the common stock as reported on the OTC Link ATS owned by OTC Markets Group for the 10 prior trading days.

The Essex Note and PowerUp Note (collectively, the “Notes”) are long-term debt obligations that are material to the Company. The Notes may be prepaid in accordance with the terms set forth in the Notes. The Notes also contain certain representations, warranties, covenants and events of default including if the Company is delinquent in its periodic report filings with the SEC, and increases in the amount of the principal and interest rates under the Notes in the event of such defaults. In the event of default, at the option of the Investor and in the Investor’s sole discretion, the Investor may consider the Notes immediately due and payable.

The foregoing description of the terms of the Essex SPA, PowerUp SPA, and Notes, does not purport to be complete and is qualified in its entirety by the complete text of the documents attached as, respectively, Exhibit 10.1, Exhibit 10.2, Exhibit 4.1, and Exhibit 4.2 to this Current Report on Form 8-K.

Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The descriptions in Item 1.01 of the Notes issued by the Company that are convertible into the Company’s equity securities at the option of the holder of the note are incorporated herein. The issuance of the securities set forth herein was made in reliance on the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) for the offer and sale of securities not involving a public offering, and Regulation D promulgated under the Securities Act. The Company’s reliance upon Section 4(a)(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there was only one recipient; (c) there were no subsequent or contemporaneous public offerings of the securities by the Company; (d) the securities were not broken down into smaller denominations; (e) the negotiations for the issuance of the securities took place directly between the individual and the Company; and (f) the recipient of the securities is an accredited investor. Since May 5, 2017, the Company has issued, in reliance upon Section 4(a)(2) of the Securities Act, 346,116 shares of common stock pursuant to conversion notices of convertible redeemable notes outstanding totaling $24,632.88. The issuance of such convertible notes was previously disclosed in the Company’s periodic reports filed with the SEC.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 19, 2017, an amendment to the Third Amended and Restated Certificate of Incorporation, as amended, (the “Amendment”) of PositiveID Corporation (“PositiveID” or the “Company”) became effective, and on May 23, 2017, and the Company implemented a 1-for-3,000 reverse stock split (the “Reverse Stock Split”) of the Company’s outstanding common stock (the “Common Stock”).

As a result of the Reverse Stock Split, each 3,000 shares of the Company’s issued and outstanding Common Stock automatically, and without any action on the part of the respective holders, became one (1) issued and outstanding share of Common Stock. No scrip or fractional share certificates will be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares of the Company’s common stock not evenly divisible by the reverse split ratio will be entitled, upon surrender of certificate(s) representing such shares, to a cash payment in lieu thereof. The cash payment will equal the product obtained by multiplying (a) the fraction to which the stockholder would otherwise be entitled by (b) the per share closing sales price of the Company’s Common Stock on the effective date of the Reverse Stock Split.

As described in the Company’s Information Statement which was filed with the Securities and Exchange Commission on April 13, 2017, the Company’s stockholders authorized the Company’s Board of Directors to effect a reverse split of the Company’s Common Stock in a ratio in the range of 1 for 1,000 to 1 for 3,000 as set forth in more detail in the information statement. Thereafter, the Company’s Board of Directors determined to effect the Reverse Stock Split and authorized the implementation of such split and filing of the Amendment.

Item 8.01. Other Events.

As a result of the Reverse Stock Split, the number of issued and outstanding shares of the Company’s Common Stock was reduced from approximately 11,500,000,000 to approximately 3,900,000. The Reverse Stock Split affected all issued and outstanding shares of the Company’s Common Stock, as well as all Common Stock underlying convertible notes, warrants, convertible preferred stock and stock options outstanding immediately prior to the Reverse Stock Split.

In connection with the Reverse Stock Split, Stockholders holding physical share certificates will receive instructions from the Company’s transfer agent, VStock Transfer, LLC, regarding the process for exchanging their pre-split share certificates for new share certificates. Stockholders with shares held in book-entry form or through a bank, broker, or other nominee are not required to take any action and will see the impact of the Reverse Stock Split reflected in their accounts. Beneficial holders may contact their bank, broker, or nominee for more information. Following the Reverse Stock Split, certificates evidencing pre-split shares of Common Stock will evidence only the right to receive a certificate evidencing post-split shares.

The Common Stock will continue to trade on the OTCQB under the ticker symbol PSID. The ticker symbol will temporarily be appended with a “D” to signify the effectiveness of the Reverse Stock Split for a period of 20 trading days. The post-split Common Stock will trade under a new CUSIP number, 73740J506.

On May 23, 2017, the Company issued a press release announcing the Reverse Stock Split. The press release furnished herewith as Exhibit 99.1 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, and is not incorporated by reference into any filing of the registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description
3.1	Second Certificate of Amendment to Third Amended and Restated Certificate of Incorporation, as Amended, of PositiveID Corporation
4.1	Form of 10% Convertible Redeemable Note, dated May 22, 2017, with Essex Global Investment Corp.
4.2	Form of 8% Convertible Promissory Note, dated May 23, 2017, with PowerUp Lending Group Ltd.
10.1	Form of Securities Purchase Agreement, dated May 22, 2017, with Essex Global Investment Corp.
10.2	Form of Securities Purchase Agreement, dated May 23, 2017, with PowerUp Lending Group Ltd.
99.1	Press Release dated May 23, 2017

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POSITIVEID CORPORATION

Date: May 26, 2017	By:	/s/ William J. Caragol
	Name:	William J. Caragol
	Title:	Chief Executive Officer